UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 26, 2021

Date of Report (Date of earliest event reported)

Adverum Biotechnologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36579	20-5258327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Saginaw Drive

Redwood City, CA 94063

(Address of principal executive offices, including zip code)

(650) 656-9323

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADVM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 26, 2021, Adverum Biotechnologies, Inc. (“Adverum”), and Jaguar Gene Therapy, LLC (“Subtenant”) entered into a Sublease of the 173,820 sq. ft. facility located in Research Triangle Park, North Carolina (the “Building”) which Adverum leases from ARE-NC Region No. 21, LLC (the “Landlord”) under a Lease dated January 8, 2021 (the “Lease”). Also, on October 26, 2021, Adverum, the Subtenant and the Landlord entered into a Consent to Sublease and Second Amendment to Lease (reflecting Landlord’s approval of the Sublease). Pursuant to the Sublease, Subtenant will sublease from Adverum the entire Building for the full duration of and on substantially the same terms and conditions as the Lease, including: reimbursement of initial base rent payment made by Adverum; coverage of all monthly lease obligations; payment of the base and additional rent directly to the Landlord; completion of the tenant improvements; and depositing of a security deposit with Adverum equivalent to Adverum’s security deposit with Landlord.

The foregoing summary of the Sublease and Consent to Sublease and Second Amendment to Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Sublease and Consent to Sublease and Second Amendment to Lease, copies of which will be filed as exhibits to Adverum’s Annual Report on Form 10-K for the year ended December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adverum Biotechnologies, Inc.

Date: October 28, 2021	By:	/s/ Laurent Fischer
Laurent Fischer, M.D.
Chief Executive Officer